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                                                                   Exhibit 12.10




SUPPLEMENTAL SCHEDULE -- CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES NOONEY INCOME FUND LTD., LP
RATIO OF EARNINGS TO FIXED CHARGES:

                                                        Year End.   Year End.  Year End.   Year End.   Year End.
                                                          1996        1997        1998       1999         2000
                                                    ------------------------------------------------------------
Earnings:
  Pretax income (loss)                                    $ 175       $ 193      $ 233       $ 422        $ 275

Fixed Charges:
  Interest expense                                          122         117        106          93          108
  Interest factor of rental expense                           -           -          -           -            -
                                                    ------------------------------------------------------------
             Total fixed charges                            122         117        106          93          108
                                                    ------------------------------------------------------------

             Total earnings                                 297         310        339         515          383

             Total fixed charges                            122         117        106          93          108
                                                    ------------------------------------------------------------

                                                    ------------------------------------------------------------
Ratio of earnings to fixed charges                         2.43        2.65       3.20        5.54         3.55
                                                    ------------------------------------------------------------

                                                    ------------------------------------------------------------
  Deficiency to cover fixed charges                           -           -          -           -            -
                                                    ------------------------------------------------------------